Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 20, 2018, on our audits of the consolidated financial statements of United Bancorp, Inc. (the Company) as of December 31, 2017 and 2016 and for the years then ended, which report is included in the Company’s Annual Report on Form 10-K. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

Cincinnati, Ohio
August 20, 2018